Exhibit 99.5

Instrument of Adoption and Assumption of Indemnity Agreements

Between BNS Co. and Directors and Officers

Pursuant to the Holding Company reorganization and in accordance with the Agreement and Plan of Merger dated as of December 14, 2004 by and among BNS Co., BNS Holding, Inc. and BNS Holdings Merger Sub, Inc., BNS Holding, Inc. hereby adopts and assumes, effective from and after the Effective Date as defined in said Agreement and Plan of Merger, all rights and obligations of BNS Co. under the Indemnity Agreements between BNS Co. and Directors and Officers of BNS Co., including without limitation those Indemnity Agreements dated as of June 11, 2004 between BNS Co. and Henry D. Sharpe, III, John M. Nelson, Howard K. Fuguet, J. Robert Held, Roger E. Levien, Richard A. Donnelly, Kenneth N. Kermes, Jack Howard, James Henderson and Michael Warren.

Executed and delivered as of this 14th day of December, 2004.

BNS Co.

By:
Name:	Michael Warren
Title:	President

BNS Holding, Inc.

By:
Name:	Michael Warren
Title:	President